Exhibit 25

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)    ☐

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

N/A	95-3571558
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

400 South Hope Street, Suite 500 Los Angeles, California	90071
(Address of principal executive offices)	(Zip code)

Legal Department
        The Bank of New York Mellon Trust Company, N.A.
 225 Liberty Street
 New York, NY  10286
(212) 635-1270
 (Name, address and telephone number of agent for service)

TARGET CORPORATION

(Exact name of obligor as specified in its charter)

Minnesota	41-0215170
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

1000 Nicollet Mall Minneapolis, Minnesota	55403-2467
(Address of principal executive offices)	(Zip code)

Debt Securities

(Title of the indenture securities)

Item 1.                     General information.

Furnish the following information as to the trustee:

(a)                        Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency — United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)                        Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.                     Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16.     List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference    as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.                                      A copy of the articles of association of the trustee.  (Exhibit 1 to Form T-1 filed pursuant to Section 305(b)(2) of the Act in connection with Registration Statement No. 333-135006-10)

2.                                      A copy of certificate of authority of the trustee to commence business.  (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.                                      A copy of the authorization of the trustee to exercise corporate trust powers.  (Exhibit 3 to Form T-1 filed pursuant to Section 305(b)(2) of the Act in connection with Registration Statement No. 333-135006-10).

4.                                      A copy of the existing by-laws of the trustee.  (Exhibit 4 to Form T-1 filed pursuant to Section 305(b)(2) of the Act in connection with Registration Statement No. 333-135006-10).

5.                                      Not applicable.

6.                                      The consent of the trustee required by Section 321(b) of the Act.  (Exhibit 6 to Form T-1 filed pursuant to Section 305(b)(2) of the Act in connection with Registration Statement No. 333-135006-10).

7.                                      A copy of the latest report of condition of the trustee published pursuant to law or to the requirements of its supervising or examining authority.

8.                                      Not applicable.

9.                                      Not applicable.

2

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 8th day of May, 2018.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.

By:	/s/ Lawrence M. Kusch
	Name:	Lawrence M. Kusch
	Title:	Vice President

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EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 400 South Hope Street, Suite 500, Los Angeles, CA 90071

At the close of business March 31, 2018, published in accordance with Federal regulatory authority instructions.

Dollar amounts
in thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	3,649
Interest-bearing balances	432,247
Securities:
Held-to-maturity securities	0
Available-for-sale securities	593,024
Equity securities with readily determinable fair values not held for trading	0
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	0
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases held for investment	0
LESS: Allowance for loan and lease losses	0
Loans and leases held for investment, net of allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	10,325
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	856,313
Other intangible assets	17,729
Other assets	123,432
Total assets	$2,036,719

LIABILITIES

Deposits:
In domestic offices	731
Noninterest-bearing	731
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0

Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	0
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	226,421
Total liabilities	227,152

EQUITY CAPITAL

Not applicable
Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,123,298
Not available
Retained earnings	687,782
Accumulated other comprehensive income	-2,513
Other equity capital components	0
Not available
Total bank equity capital	1,809,567
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,809,567
Total liabilities and equity capital	2,036,719

I, Matthew J. McNulty, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Matthew J. McNulty           )               CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Antonio I. Portuondo, President	)
William D. Lindelof, Director	)	Directors (Trustees)
Alphonse J. Briand, Director	)